EXHIBIT 4.3

JOINDER TO

REGISTRATION RIGHTS AGREEMENT

by and among

Cliffs Natural Resources Inc.,
Each of the Guarantors named herein

and

Credit Suisse Securities (USA) LLC
as Representative of the Several Initial Purchasers

Dated as of August 7, 2017

Reference is made to the Registration Rights Agreement, dated February 27, 2017 (the “Agreement”), by and among Cliffs Natural Resources Inc., an Ohio corporation (the “Company”), the Guarantors (as defined therein), and Merrill Lynch, Pierce, Fenner & Smith Incorporated, providing for the registration rights related to the issuance and sale of the Initial Securities (as defined therein) by the Company and the Guarantors.
This Joinder to the Agreement (the “RRA Joinder”) is made pursuant to the Purchase Agreement, dated July 31, 2017 (the “Purchase Agreement”), by and among the Company, the Guarantors and Credit Suisse Securities (USA) LLC, as representative of the several initial purchasers (the “Initial Purchasers”) named in Schedule A thereto, relating to the purchase by the Initial Purchasers of the Company’s 5.75% Senior Notes due 2025 (the “Additional Notes”), which are fully and unconditionally guaranteed by the Guarantors (the “Guarantees”). The Additional Notes and the Guarantees attached thereto are herein collectively referred to as the “Additional Securities.” The execution and delivery of this RRA Joinder is a condition to the obligations of the Initial Purchasers set forth in Section 7(g) of the Purchase Agreement.
Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.
All references in the Agreement to the “Initial Securities” shall hereafter include the Additional Securities. All references in the Agreement to the “Representative” shall hereafter include Credit Suisse Securities (USA) LLC, as such term applies with respect to the Additional Securities. All references to the “Indenture” in the Agreement shall, with respect to the Additional Securities, hereafter include the first supplemental indenture, dated as of the date hereof, by and among the Company, the Guarantors and U.S. Bank National Association, as trustee, pursuant to which the Additional Securities are to be issued.
Each of the undersigned hereby acknowledges, agrees and confirms that, by its execution of this RRA Joinder, it shall be deemed to be a party to the Agreement as if it were an original signatory thereto and hereby makes the representations and warranties and expressly assumes, and agrees to perform and discharge, all of its respective obligations and liabilities, as the case may be, under the Agreement, including without limitation, any indemnity and contribution obligations under the Agreement.
Each of the undersigned hereby agrees to promptly execute and deliver any and all further documents and take such further action as the Company or any undersigned party or the Initial Purchasers may reasonably require to effect the purpose of this RRA Joinder.
THIS RRA JOINDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES THEREOF.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned has executed this RRA Joinder as of the date first set forth above.

CLIFFS NATURAL RESOURCES INC.

By:	/s/ Timothy K. Flanagan
Name: Timothy K. Flanagan
Title: Executive Vice President, Chief Financial Officer & Treasurer

CLIFFS MINING COMPANY
THE CLEVELAND-CLIFFS IRON COMPANY

By:	/s/ Timothy K. Flanagan
Name: Timothy K. Flanagan
Title: Executive Vice President, Chief Financial Officer & Treasurer

CLIFFS TIOP HOLDING, LLC
CLIFFS EMPIRE HOLDING, LLC
CLF PINNOAK LLC
CLIFFS EMPIRE, INC.
CLIFFS INTERNATIONAL MANAGEMENT COMPANY LLC
CLIFFS MINNESOTA MINING COMPANY
CLIFFS TIOP, INC.
CLIFFS UTAC HOLDING LLC
LAKE SUPERIOR & ISHPEMING RAILROAD COMPANY
CLIFFS MINING SERVICES COMPANY
NORTHSHORE MINING COMPANY
PICKANDS HIBBING CORPORATION
SILVER BAY POWER COMPANY
UNITED TACONITE LLC
CLIFFS MINING HOLDING SUB COMPANY
CLIFFS PICKANDS HOLDING, LLC
CLIFFS MINING HOLDING, LLC

By:	/s/ Timothy K. Flanagan
Name:	Timothy K. Flanagan
Title:	Treasurer

The foregoing RRA Joinder is hereby confirmed and accepted as of the date first above written:

Credit Suisse Securities (USA) LLC as representative to the several Initial Purchasers

By:	/s/ Jonathan Singer
Managing Director

[Signature Page to Joinder to Registration Rights Agreement]